Exhibit 1.1
Myogen, Inc.
4,675,082 Shares of Common Stock,
par value $0.001 per share
Underwriting Agreement
September 15, 2005
Goldman, Sachs & Co.,
   As representatives of the several Underwriters
   named in Schedule A hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004
Ladies and Gentlemen:
     Myogen, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of 4,675,082 shares (the “Firm Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company and, at the election of the Underwriters, up to 701,262 additional shares (the “Optional Shares”) of Common Stock. The Firm Shares and the Optional Shares, if any, which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”. “Subsidiary” shall refer herein to Myogen GmbH, a German corporation.
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
        (a) A registration statement on Form S-3 (File No. 333-125497) (the “Initial Registration Statement”), including a related base prospectus in respect of the Shares, has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters have been declared effective by the Commission in such form; the base prospectus included in the Initial Registration Statement at the time the Initial Registration Statement was declared effective is herein after called the “Base Prospectus”; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act and used prior to the filing of the Prospectus (herein defined) is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the final prospectus supplement relating to the Shares, in the form first filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Act, together with the Base Prospectus, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;
        (b) The Company meets and, as of the effective date of the Initial Registration Statement met, the requirements for use of Form S-3 under the Act;
        (c) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
        (d) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
        (e) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
        (f) The Prospectus and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
        (g) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or the Subsidiary, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiary taken as a whole; (ii) neither the Company nor the Subsidiary has entered into any transaction or agreement that is material to the Company and the Subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Subsidiary taken as a whole; and (iii) neither the Company nor the Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case in (i) through (iii) as otherwise set forth or contemplated in the Prospectus;
     (h) This Agreement has been duly authorized, executed and delivered by the Company;
     (i) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken;
     (j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, or results of operations of the Company and the Subsidiary taken as a whole (a “Material Adverse Effect”). Myogen GmbH is the only subsidiary of the Company. The jurisdictions listed on Schedule B hereto are the only jurisdictions in which the Company maintains an office, leases property or conducts business;
     (k) The Company and its Subsidiary have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiary, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiary or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (l) The Company and the Subsidiary own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, processes or procedures) (collectively, the “Intellectual Property Rights”) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and the Subsidiary have not received any notice of any claim of infringement or conflict with any such rights of others. The Company has not received any notice of infringement of or conflict with, and the Company has no knowledge of any infringement of or conflict with, asserted rights of others with respect to its Intellectual Property Rights which could reasonably be expected to result in a Material Adverse Effect; the discoveries, inventions, products or processes of the Company referred to in the Registration Statement and the Prospectus do not, to the knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party. Further, except as described in the Prospectus, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company is not obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how; and no third party, including any academic or governmental organization, possesses rights to the Intellectual Property Rights which, if exercised, could enable such third party to develop products competitive with those of the Company or its subsidiaries or could reasonably be expected to have a Material Adverse Effect;
        (m) The Subsidiary of the Company is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company;
        (n) The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of Germany with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation or other legal entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect;
        (o) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or the Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or the Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The capital stock of the Company conforms to the description of the Stock contained in the Prospectus. All of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
        (p) The Company is in compliance with the requirements of the Nasdaq National Market for continued listing of the Common Stock thereon and has not received any notification that, and has no knowledge that, the Nasdaq National Market is contemplating terminating such listing nor, to the Company’s knowledge, is there any basis therefor. The Shares have been duly authorized for listing on the Nasdaq National Market and the transactions contemplated by this Agreement will not contravene the rules and regulations of the Nasdaq National Market;
        (q) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus and there are no preemptive rights with respect to the Shares;
     (r) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
     (s) Neither the Company nor the Subsidiary is (i) in violation of its Certificate of Incorporation or By-laws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their properties; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (t) The Company and the Subsidiary possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor the Subsidiary has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;
        (u) The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
        (v) Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or the Subsidiary is or may be a party or to which any property of the Company or the Subsidiary is or may be subject that, individually or in the aggregate, if determined adversely to the Company or the Subsidiary, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are to the knowledge of the Company threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described;
        (w) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
        (x) The Company and the Subsidiary have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except to the extent that such taxes are being contested in good faith and any reserves required under GAAP have been made; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or the Subsidiary or any of their respective properties or assets;
        (y) The financial statements and the related notes thereto included in the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, as applicable, and present fairly the financial position of the Company and the Subsidiary as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein. The summary historical financial information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) under the captions “Summary Consolidated Financial Data” presents fairly the information shown thereby in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived. The pro forma capitalization table included in the Registration Statement, the

Preliminary Prospectus and the Prospectus has been prepared on a basis consistent with such historical consolidated financial statements of the Company, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and fairly present the significant financial effects directly attributable to the proposed transactions under this Agreement. Other financial and statistical information and data included in, or incorporated by reference in, the Registration Statement or Prospectus, historical and pro forma, presents fairly the information shown thereby and, in the case of financial information and data, is prepared on a basis consistent with such financial statements and/or the books and records of the Company and the Subsidiary. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects. All non-GAAP financial information included in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act;
        (z) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without what the Company believes to be a reasonable basis or has been disclosed other than in good faith;
        (aa) PricewaterhouseCoopers LLP and Ernst & Young LLP, who have each certified or reviewed, as applicable, certain financial statements of the Company and the Subsidiary, and in the case of PricewaterhouseCoopers LLP, have audited the Company’s internal control over financial reporting and management’s assessment thereof, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
        (bb) No labour dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is contemplated or threatened;
        (cc) The clinical trials conducted by or on behalf of the Company that are described in the Prospectus, or the results of which are referred to in the Prospectus, if any, are the only clinical trials currently being conducted by or on behalf of the Company. Nothing has come to the attention of the Company that has caused the Company to believe that such studies and tests were and, if still pending, are being, conducted not in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Prospectus, if any, are not inconsistent with such results in any material respects. Except as described in the Prospectus, no results of any other studies or tests have come to the attention of the Company that have caused the Company to believe that such results call into question the results described in the Prospectus of the clinical trials. The Company has not received any notices or correspondence from the Food and Drug Administration or any other governmental agency requiring the termination, suspension or modification of any clinical trials currently conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Prospectus, if any, or the results of which are referred to in the Prospectus. Nothing has come to the attention of the Company that has caused the Company to believe that the clinical trials previously conducted by or on behalf of the Company while conducted by or on behalf of the Company, were not conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Prospectus, if any, are not inconsistent with such results. None of the clinical research organizations or other thirds parties utilized by the Company to provide services in connection with any of its clinical trials has any financial or other relationship with the Company or any of its affiliates that would cause such organization or third party not to be deemed independent of the Company or that would otherwise compromise the integrity of the results of such trials, based on applicable industry standards;
        (dd) The Company and the Subsidiary have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as would customarily be obtained by other companies similarly situated and in a similar business; and neither the Company nor the Subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reasonable belief that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;
        (ee) The Company and the Subsidiary (i) make and keep accurate books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Company and the Subsidiary and (ii) maintain internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
        (ff) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct;
        (gg) The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15e and Rule 15d-15e under the Exchange Act) that comply with the requirements of the Exchange Act and are effective; such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiary, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (1) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and weaknesses;
        (hh) No relationship, direct or indirect, exists between or among the Company or the Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiary, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described;
        (ii) Except as described in the Prospectus, each of the Company and the Subsidiary (A) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants (“Environmental Laws”), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement or Prospectus, there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or the Subsidiary (or to the knowledge of the Company or the Subsidiary, any of their respective predecessors in interest for whose acts or omissions the Company would reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company or the Subsidiary under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or the Subsidiary, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “Hazardous Substances” and “Solid Wastes” as used herein shall have the meanings specified in any applicable Environmental Law;
        (jj) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or the resale of the Shares;

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $21.855, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this paragraph, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     The Company hereby grants to the Underwriters the right (an “Additional Shares Option”) to purchase at their election up to 701,262 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of thirty (30) calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by Goldman, Sachs & Co. but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Firm Shares and the Optional Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. If requested by Goldman, Sachs & Co., the Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on September 21, 2005 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(p) hereof, will be delivered at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by Goldman, Sachs & Co. and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by Goldman, Sachs & Co. promptly after reasonable notice thereof; to advise Goldman, Sachs & Co., promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish Goldman, Sachs & Co. with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise Goldman, Sachs & Co., promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
          (b) Promptly from time to time to take such action as Goldman, Sachs & Co. may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as Goldman, Sachs & Co. may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as Goldman, Sachs & Co. may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issues of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify Goldman, Sachs & Co. and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as Goldman, Sachs & Co. may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
          (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of this Agreement (the initial “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; and the Company will provide Goldman, Sachs & Co. and any co-managers and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 7(l) of this Agreement with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;
          (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
          (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); it being understood that a filing of a report or other communication with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) shall constitute delivery under this clause (g);
          (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;
          (i) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain compliance in all material respects with the Company’s reporting, filing and other obligations under the rules of the Nasdaq National Market.
          (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
          (k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the

License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all fees and expenses in connection with listing the Shares on the Nasdaq National Market; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; and (vii) all other costs and expenses incident to the performance of its obligations hereunder and under any Additional Shares Options which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     7. The obligations of the Underwriters hereunder as to the Shares to be delivered at each Time of Delivery, shall be subject, in the discretion of Goldman, Sachs & Co., to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to Goldman, Sachs & Co.’s reasonable satisfaction;
          (b) Cahill Gordon & Reindel llp, counsel for the Underwriters, shall have furnished to Goldman, Sachs & Co. such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to Goldman, Sachs & Co. and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Cooley Godward llp, counsel for the Company, shall have furnished to Goldman, Sachs & Co. their written opinion (drafts of such opinions are attached as Annex I(a) hereto), dated such Time of Delivery, in form and substance satisfactory to Goldman, Sachs & Co.;
          (d) Fulbright & Jaworski L.L.P., intellectual property counsel for the Company, shall have furnished to Goldman, Sachs & Co. their written opinion (drafts of such opinions are attached as Annex I(b) hereto), dated such Time of Delivery, in form and substance satisfactory to Goldman, Sachs & Co.;
          (e) Heller Ehrman LLP, regulatory counsel for the Company, shall have furnished to Goldman, Sachs & Co. their written opinion (drafts of such opinions are attached as Annex I(c) hereto), dated such Time of Delivery, in form and substance satisfactory to Goldman, Sachs & Co.;
          (f) Meyer-Köring v.Danwitz Privat, counsel to the Subsidiary, shall have furnished to Goldman, Sachs & Co. their written opinion (drafts of such opinions are attached as Annex I(d) hereto), dated such Time of Delivery, in form and substance satisfactory to Goldman, Sachs & Co.;
          (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of PricewaterhouseCoopers LLP and Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);
          (h) Neither the Company nor the Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt, or any decreases in consolidated net current assets, of the Company or the Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiary, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (i) To the extent any of the securities of the Company are subject to rating by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or the Subsidiary by any such organization and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or the Subsidiary (other than an announcement with positive implications of a possible upgrading).
          (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Colorado State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
          (k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Nasdaq National Market;
          (l) The Company has obtained and delivered to the Underwriters executed copies of an agreement (each a “Lock-Up Agreement”) from each executive officer, director and stockholder of the Company listed on Schedule C hereto, substantially to the effect set forth Annex III hereto;
          (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
          (n) Goldman, Sachs & Co. shall have received on and as of each Time of Delivery, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to Goldman, Sachs & Co. (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in Section 1(c) hereof is true and correct, (ii) confirming that to the best of such Officer’s knowledge after due investigation the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery and (iii) to the effect set forth in paragraphs (a), (h) and (i) above;

          (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the applicable Time of Delivery prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the applicable Time of Delivery prevent the issuance or sale of the Shares; and
          (p) On or prior to the applicable Time of Delivery the Company shall have furnished to Goldman, Sachs & Co. such further certificates and documents as Goldman, Sachs & Co. may reasonably request.
     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Base Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Base Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.
          (b) Each Underwriter severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Base Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent (such consent not unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each indemnified person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified person shall have requested that an indemnifying person reimburse the indemnified person for fees and expenses of counsel as contemplated by this paragraph, the indemnifying person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying person of such request and (ii) the indemnifying person shall not have reimbursed the indemnified person in accordance with such request prior to the date of such settlement.
          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.
     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies Goldman, Sachs & Co. that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Time of Delivery for such Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the

Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company, as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.
     11. If this Agreement or Additional Shares Option shall be terminated pursuant to Section 9 hereof, the Company shall then be under no liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through Goldman, Sachs & Co. for all documented out-of-pocket expenses approved in writing by Goldman, Sachs & Co., including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, Goldman, Sachs & Co. shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Goldman, Sachs & Co.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives of the Underwriters at One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department, copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 (fax: (212) 269-5420), Attention: Geoffrey E. Liebmann, Esq.; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you on request provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives of the Underwriters at Goldman Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     15. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

     16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     17. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with your understanding, please sign and return to us five (5) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, MYOGEN, INC.
By:	/s/ J. William Freytag
	Name:	J. William Freytag, Ph.D.
	Title:	CEO & President

Accepted as of the date hereof:
Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE A

		Maximum Number of
	Number of Firm	Optional Shares
	Shares to be	Which May be
Underwriter	Purchased	Purchased

Goldman, Sachs & Co	2,571,295	385,694
CIBC World Markets Corp.	935,017	140,252
First Albany Capital Inc.	584,385	87,658
Lazard Frères & Co. LLC	584,385	87,658

Total	4,675,082	701,262

SCHEDULE B
Jurisdictions
Colorado
Germany

SCHEDULE C
Officers, Directors and Stockholders Subject to Lock-Up Agreement
William Freytag
Joseph Turner
Michael Bristow
Michael Gerber
Richard Gorczynski
John Julian
Andrew Dickinson
Michael Valentino
Kirk Calhoun
Jerry Jackson
Dan Mitchell
Arnold Oronsky
Sigrid Van Bladel
Sequel Limited Partnership
Sequel Limited Partnership III
Sequel Euro Limited Partnership
Sequel Entrepreneurs’ Fund III, LP
InterWest Partners VI LP
InterWest Investors VI LP
InterWest Partners VIII LP
InterWest Investors VIII
InterWest Investors Q VIII
New Enterprise Associates 9, Limited Partnership
New Enterprise Associates 10, Limited Partnership
NEA Ventures 1999 Limited Partnership

ANNEX I(a)
Form of Opinion of Cooley Godward LLP
     1. The Registration Statement was declared effective under the Securities Act of 1933, as amended (the “Securities Act”); and to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or overtly threatened by the Commission.
     2. The Registration Statement and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom contained or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act.
     3. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Colorado.
     4. The authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus under the caption “Capitalization” as of the date stated therein and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.
     5. The Securities have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable; and the issuance of the Securities is not subject to any preemptive or similar rights under the Company’s charter or bylaws or the DGCL or any Material Contract.
     6. To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending against the Company or its properties by a third party of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus, which is not filed or incorporated by reference as required by the Act and the rules thereunder.
     7. The statements in the Prospectus under the heading “Description of Capital Stock,” insofar as such statements purport to summarize the terms of the Common Stock, fairly present, to the extent required by the Act and the rules thereunder, in all material respects, such terms.
     8. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

     9. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the 1940 Act.
     10. No consent, approval, authorization or filing with or order of any court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained or made under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.
     11. The execution and delivery of the Agreement and the performance by the Company of its obligations set forth in the Agreement to be performed at the Closing and the issuance and sale of the Securities pursuant to the Agreement do not (i) result in a breach or violation of the charter or bylaws of the Company, (ii) result in a breach or violation of any of the terms or provisions of, constitute a default under or result in the creation or imposition of any lien upon any property or assets of the Company pursuant to, any Material Contract; or (iii) result in a violation of any statute, law, rule, or regulation that, in our experience, is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company or any of its properties and of which we are aware, in the case of clauses (ii) and (iii) above, the breach or violation of which would, individually or in the aggregate, materially and adversely affect the Company.
     12. The Registration Statement and the Prospectus (other than the financial statements and schedules, related notes, other financial and accounting data and statistical data derived from financial data or accounting data contained or incorporated by reference therein, as to which we express no opinion), comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder.
***********************
In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company and with its independent registered public accounting firm, as well as with representatives of the Underwriters and their counsel. At such conferences, the contents of the Registration Statement and the Prospectus and related matters were discussed. We participated on only a limited basis in the preparation of the reports filed by the Company with the Commission that are incorporated by reference in the Registration Statement (the “Exchange Act Reports”), but during the course of the preparation of the Registration Statement and Prospectus we reviewed the Exchange Act Reports and participated in conferences with you and your counsel and with officers and other representatives of the Company at which the contents of the Exchange Act Reports were discussed. We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent otherwise stated herein. On the basis of the foregoing, no facts have come to our attention that have caused us to believe that: (i)

as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date hereof (including the Exchange Act documents incorporated by reference therein) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of its date, the Prospectus (including the Exchange Act documents incorporated by reference therein) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of the date hereof, the Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading; or (iv) as of the date hereof, the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that we express no opinion with respect to the financial statements and schedules, related notes, other financial and accounting data and statistical data derived from financial data or accounting data contained or incorporated by reference in the Registration Statement or the Prospectus.

ANNEX I(b)
Form of Opinion of Fulbright & Jaworski L.L.P.
(1)	IP Counsel (a) represents the Company in matters relating to intellectual property, including patents, (b) is familiar with the technology for which patents have been sought by or licensed to the Company for use in its business and the manner of such use, and (c) has read the IP Portions.
(2)	To the best of IP Counsel’s knowledge, the statements in the IP Portions are true, correct and complete statements or summaries.
(3)	IP Counsel has reviewed the Company’s patents and patent applications filed in the U.S. and foreign counterparts thereto and other patents and patent applications designated by the Company, including U.S. and English-language foreign counterparts thereto licensed to the Company (collectively, the “Patents”), which Patents are described in the IP Portions. The Patents owned by the Company, in IP Counsel’s opinion, have been properly prepared and filed on behalf of the Company and are being diligently prosecuted by the Company. To the best of IP Counsel’s knowledge, and limited by the extent of IP Counsel’s review, the reviewed Patents licensed to the Company have been properly prepared and filed and are being diligently prosecuted by the licensor. To the best of IP Counsel’s knowledge, the inventions described in the Patents are assigned or licensed to the Company. To the best of IP Counsel’s knowledge, no other entity or individual has any right or claim in any of the Company’s rights to Patents other than as described in the IP Portions. In IP Counsel’s opinion, each of the Patents owned by the Company discloses patentable subject matter. In IP Counsel’s opinion, and limited by the extent of IP Counsel’s review, each of the Patents licensed to the Company discloses patentable subject matter.
(4)	To the best of IP Counsel’s knowledge, there are no pending legal, governmental or administrative agency proceedings relating to Patents, nor are there any such proceedings being threatened by such agencies or others.
(5)	To the best of IP Counsel’s knowledge, the Company is the licensee of, or is listed in the records of the appropriate Patent Office(s) as the owner of record of, the Patents that the Company represents that it licenses or owns. For inventions that are the subject of non-provisional applications and issued patents that the Company represents that it solely owns, the Company has obtained an assignment of all right, title and interest from all named inventors.
(6)	During the course of our work for the Company, no information has come to the attention of IP Counsel that causes IP Counsel to believe that the Company is infringing or otherwise violating any patents rights of others, nor has any information come to the attention of IP Counsel regarding patent rights of others that causes IP Counsel to believe that the Company will infringe or otherwise violate such patent rights in conducting its business as described in the Prospectus.
(7)	The Company owns or possesses rights to its issued patents and the issued patents licensed to the Company for the purpose of excluding others from conducting the business now being proposed to be conducted by the Company as described in the Prospectus. To IP Counsel’s knowledge, and other than as set forth in the IP Portions, no third party, including any academic or governmental organization, possesses rights to the Company’s patents, patent applications or patent rights.
(8)	IP Counsel has no reason to believe that the information in the IP Portions, at the time the Registration Statement became effective, contained any untrue statement of fact or omitted to state any fact necessary to make the statements therein not misleading or that, at the Closing Date, the information in the IP Portions contained any untrue statement of fact or omits to state a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX I(c)
Form of Opinion of Heller Herman LLP
(1) The statements under the captions “Risk Factors — Risks Related to Our Business — We may experience delays in our clinical trials that could adversely affect our financial position and our commercial prospects”; “Risk Factors — Risks Related to Our Business — Adverse events in our clinical trials may force us to stop development of our product candidates or prevent regulatory approval of our product candidates”; “Risk Factors — Risks Related to Our Business — Our applications for regulatory approval could be delayed or denied due to problems with studies conducted before we in-licensed our product candidates”; “Risk Factors — Risks Related to Our Business — If our product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and we will be unable to market them”; “Risk Factors — Risks Related to Our Business — Even if our products meet safety and efficacy endpoints in clinical trials, regulatory authorities may not approve them or we may face post-approval problems that require withdrawal of our products from the market”; “Risk Factors — Risk Related to Our Business — If approved, our products may be subject to significant restrictions or we may be subject to stringent post-marketing commitments that could affect our ability to market our products”; “Risk Factors — Risks Related to Our Business — Our third-party manufacturers and their manufacturing facilities and processes are subject to regulatory review, which may delay or disrupt our development and commercialization efforts”; “Risk Factors — Risks Related to Our Business — Even if we receive regulatory approval for our product candidates, we will be subject to ongoing regulatory obligations and review”; “Risk Factors —Risks Related to Our Business —ERAs, including ambrisentan and darusentan, have demonstrated toxicity in animals”; “Risk Factors — Risks Related to Our Business — Since we rely on third-party manufacturers, we may be unable to control the availability of producing our products”; “Risk Factors —Risks Related to Our Business — Due to our reliance on contract research organizations and other third parties to conduct clinical trials, we are unable to directly control the timing, conduct and expense of our clinical trials”; “Risk Factors — Risks Related to Our Industry — Health care reform measures could adversely affect our business”; “Risk Factors — Risks Related to Our Industry — Failure to obtain regulatory approval in international jurisdictions would prevent us from marketing our products abroad”; “Risk Factors — Risks Related to Our Industry — Ambrisentan’s orphan drug designation may be challenged by competitors or withdrawn by the FDA or the EMEA”; and “Business — Governmental Regulation and Product Approval” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein, or matters of law, are accurate and complete summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters and all claims in such statements relating to the status of human drugs and drug product candidates regulated by the FDA;
     (2) To our knowledge, there is no investigation, warning letter, lawsuit or other material regulatory action by FDA or by the Department of Health and Human Services Office of Inspector General pending or threatened against the Company;
     (3) No facts have come to our attention that cause us to believe that the portions of the Prospectus under the captions referred to in paragraph one above, as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, solely with respect to the statements under the captions set forth in paragraph one hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
     (4) The statements in the Prospectus summarizing statutes, rules and regulations, solely with respect to the statements under the captions set forth in paragraph one hereof, are accurate and complete and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and we do not know of any statutes, rules and regulations required to be described or referred to in the Prospectus, solely with respect to the matters addressed under the captions set forth in paragraph one hereof, that are not described or referred to therein as required; and
     (5) To our knowledge, there are no legal or governmental proceedings pending or threatened required to be described in the Prospectus, solely with respect to the statements under the captions set forth in paragraph one hereof, which are not described as required, nor any contracts or documents, solely with respect to the statements under the captions set forth in paragraph one hereof, of a character required to be described in the Prospectus which are not described or filed, as required.

ANNEX I(d)
Form of Opinion of Meyer-Coring v.Danwitz Privat
1.	The GmbH has been duly incorporated and organized and is validly existing as a corporation or limited liability company (Gesellschaft mit beschränkter Haftung) with power and authority (corporate and other) to own or hold its properties and to conduct its business as described in the Prospectus.
2.	The authorized capital stock of the GmbH consists of one (1) share (Geschäftsanteil) in the nominal value of 25,000.00 EUR (Euros, the lawful currency of Germany), held by the Company as sole shareholder of the GmbH. Said share has been duly and validly authorized and issued, and is fully paid and non-assessable, and (except as otherwise set forth in the Prospectus) is owned directly by the Company. By agreement dated December @, 2002, and recorded by Dr. Peter Kolb, Notary Public with official seat in Bonn, Germany, said share was pledged to GATX Ventures, Inc., of @, California, U.S.A., and the Silicon Valley Bank, of @, California, U.S.A. To the best of our knowledge, the share is otherwise free and clear of all liens, encumbrances, equities or claims.
3.	To the best of our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the GmbH is a party or of which any property of the GmbH is the subject which, if determined adversely to the GmbH, would individually or in the aggregate have a Material Adverse Effect; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
4.	The GmbH is not and, after the execution, delivery and performance by the Company of the Agreement and the issuance and sale of the shares being delivered on the Time of Delivery, will not be in violation of its Articles of Association or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or material statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the GmbH or any of its properties;

ANNEX II
     Pursuant to Section 7(h) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:
        (a) They are an independent registered public accounting firm with respect to the Company and the Subsidiary within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission.
        (b) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations thereunder adopted by the Commission; and, if applicable, they have made a review in accordance with standards established by the Public Company Accounting Oversight Board of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to Goldman, Sachs & Co.;
        (c) They have made a review in accordance with standards established by the Public Company Accounting Oversight Board of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to Goldman, Sachs & Co.][are attached hereto]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;
        (d) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

        (e) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;
        (f) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:
           (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Report on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Report on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;
           (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;
           (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;
           (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;
           (E) as of a specified date not more than three days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by Goldman, Sachs & Co., or any increases in any items specified by Goldman, Sachs & Co., in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
           (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by Goldman, Sachs & Co., or any increases in any items specified by Goldman, Sachs & Co., in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by Goldman, Sachs & Co., except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
            (g) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by Goldman, Sachs & Co. which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by Goldman, Sachs & Co. or in documents incorporated by reference in the Prospectus specified by Goldman, Sachs & Co., and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.